Exhibit 4.2

EXECUTION VERSION

FIRST SUPPLEMENTAL INDENTURE

Dated as of September 14, 2012

to

INDENTURE

Dated as of September 14, 2012

Between

DIRECTV HOLDINGS LLC,

and

DIRECTV FINANCING CO., INC.,
as Issuers,

THE GUARANTORS PARTY HERETO

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

4.375% Senior Notes due 2029

i

FIRST SUPPLEMENTAL INDENTURE, dated as of September 14, 2012 (this “Supplemental Indenture”), by and among DIRECTV Holdings LLC (the “Company” or an “Issuer”), a Delaware limited liability company, DIRECTV Financing Co., Inc. (“DIRECTV Financing” or an “Issuer” and together with the Company, the “Issuers”), a Delaware corporation, each of the Guarantors listed on the signature page hereto (together with any additional Subsidiary of the Company that becomes a Guarantor of the Notes (as defined below) following the date hereof, the “Guarantors”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association duly organized and existing under the laws of the United States, as Trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuers and the Guarantors have executed and delivered to the Trustee the Indenture, dated as of September 14, 2012 (the “Indenture”), to provide for the issuance of the Issuers’ debt securities (the “Securities”), to be issued in one or more series;

WHEREAS, pursuant to the terms of the Indenture, the Issuers desire to provide for the establishment of a new series of their Securities under the Indenture to be known as its “4.375% Senior Notes due 2029” (the “Notes”), the form and substance and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Supplemental Indenture;

WHEREAS, each of the Guarantors desire to provide for Guarantees of each series of Notes on the terms set forth in Article XV of the Indenture;

WHEREAS, the Board of Directors of each of the Issuers by duly adopted resolutions has authorized the proper officers of the Issuers to, among other things, determine the terms of the Securities to be issued under the Indenture and execute any and all appropriate documents necessary or appropriate to effect each such issuance;

WHEREAS, this Supplemental Indenture is being entered into pursuant to the provisions of Section 901(8) of the Indenture;

WHEREAS, the Issuers have requested that the Trustee execute and deliver this Supplemental Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of each of the Issuers and the Guarantors, in accordance with its terms, and to make the Notes, when executed by the Issuers and authenticated and delivered by the Trustee, the valid obligations of the Issuers and to make the Guarantees, when the notations of Guarantee to be attached to each Note are executed by the Guarantors and delivered by the Trustee, the valid obligations of the Guarantors have, in each case, been performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the forms and terms of the Notes, the Issuers and the Guarantors covenant and agree, with the Trustee, as follows:

ARTICLE 1.

DEFINITIONS

Section 1.1.                                 Definition of Terms.  Unless the context otherwise requires:

(a)                                 each capitalized term defined in the Indenture or the Notes and not defined herein has the same meaning provided in the Indenture or the Notes, as applicable, when used in this Supplemental Indenture;

(b)                                 the singular includes the plural, and vice versa; and

(c)                                  headings are for convenience of reference only and do not affect interpretation.

ARTICLE 2.

TERMS AND CONDITIONS OF NOTES

Section 2.1.                                 Designation and Principal Amount.There is hereby authorized and established a series of Securities under the Indenture, designated as the “4.375% Senior Notes due 2029,” which is initially limited in aggregate principal amount to £750,000,000 (except upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture and except for any Securities which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered).

Section 2.2.                                 Maturity.The Stated Maturity of principal of the Notes shall be September 14, 2029.

Section 2.3.                                 Further Issues.  The Company may at any time and from time to time, without the consent of the Holders of any series of the Notes, issue additional Notes of any series.  Any such additional Notes shall have the same ranking, interest rate, maturity date and other terms as the relevant series of the Notes.  Any such additional notes of a series, together with the Notes of the relevant series herein provided for, shall constitute a single series of Securities under the Indenture.

Section 2.4.                                 Payment.  Principal of and interest on the Notes shall be payable in pounds sterling (“Sterling”). If the United Kingdom adopts euro, in lieu of Sterling, as its lawful currency, the Notes will be redenominated in euro on a date determined by the Company, with a principal amount for each Note equal to the principal amount of that Note in Sterling, converted into euro at the rate established by the applicable law; provided that, if the Company determines that the then current market practice in respect of the redenomination into euro of internationally offered securities is different from the provisions specified herein, such provision will be deemed to be amended so as to comply with such market practice and the Company will promptly notify the Trustee and Paying Agent of such deemed amendment.  The Company will give 30 days’ notice of the redenomination date to the Paying Agent, the Trustee and Euroclear/Clearstream.

If Sterling or, in the event the Notes are redenominated in euro, euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control (other than due to the circumstances described in the preceding paragraph), then all payments in respect of the Note will be made in U.S. dollars until Sterling or euro, as the case may be, is again available to the Company. The amount payable on any date in Sterling or, in the event the Notes are redenominated in euro, euro will be converted to U.S. dollars on the basis of the then most recently available market exchange rate for Sterling or euro, as the case may be. Any payment in respect of the Note so made in U.S. dollars will not constitute an event of default under the Indenture. Neither the Trustee nor the Paying Agent shall be responsible for obtaining exchange rates, effecting conversions or otherwise handling redenominations.

For purposes of these Notes, the Place of Payment shall be the City of London.

Section 2.5.                                 Global Securities.  Upon the original issuance, the Notes will be represented by Global Securities registered in the name of The Bank of New York Depository (Nominees) Limited, as nominee of The Bank of New York Mellon, London Branch, the common depositary for Euroclear/Clearstream.  The Company will deposit the Global Securities with Euroclear/Clearsteam or its custodian and register the Global Securities in the name of The Bank of New York Depository (Nominees) Limited.

For purposes of these Notes:

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg.

“Euroclear” means Euroclear Bank S.A./N.V.

Section 2.6.                                 Interest.

The Notes will bear interest from September 14, 2012 at the rate of 4.375% per annum, payable annually in arrears on September 14 of each year, beginning September 14, 2013, to Holders of record as at the close of the Business Day prior to the Interest Payment Date.  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest had been paid, from September 14, 2012.  If the scheduled Interest Payment Date is not a Business Day, then interest will be paid on the first business day following the scheduled Interest Payment Date.  Interest periods are unadjusted.  The day count convention is ACTUAL/ACTUAL (ICMA).

For purposes of this Section 2.6(a):

“Business Day” means any day other than Saturday or Sunday or a day on which banking institutions in the City of New York or the City of London are authorized or required by law or executive order to close.

Section 2.7.                                 Authorized Denominations.  The Notes shall be issuable in minimum denominations of £100,000 and integral multiples of £1,000 in excess thereof.

Section 2.8.                                 Redemption and Sinking Fund.

(a)                                 Sinking Fund.  The Notes shall not be entitled to the benefit of any sinking fund.

(b)                                 Rights of Issuers to Redeem Notes.

(i)                                     At any time and from time to time the Company may redeem all or any portion of the Notes of any series outstanding at a Redemption Price calculated by the Company equal to the greater of:

(x)                                 100% of the aggregate principal amount of the Notes to be redeemed; and

(y)                                 an amount equal to the sum of the present values of the remaining scheduled payments of principal of and interest on such Notes to be redeemed (excluding accrued and unpaid interest to the Redemption Date and subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date) discounted from their scheduled date of payment to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Comparable Government Bond Rate plus 35 basis points plus, in each of the above cases, accrued and unpaid interest, if any, to such Redemption Date.

For purposes of this clause (b)(i):

“Comparable Government Bond Rate” means the price, expressed as a percentage (rounded to three decimal places, 0.0005 being rounded upwards), at which the gross redemption yield on the Notes, if they were to be purchased at such price on the third Business Day prior to the date fixed for redemption, would be equal to the gross redemption yield on such Business Day of the Comparable Government Bond (as defined below) on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an independent investment bank selected by the Company.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Company, a United Kingdom government bond whose maturity is closest to the maturity of the Notes, or if such independent investment bank in its discretion considers that such similar bond is not in issue, such other United Kingdom government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, United Kingdom government bonds selected by such independent investment bank, determine to be appropriate for determining the Comparable Government Bond Rate.

To the extent not specified above, any redemption of any Notes pursuant to this Section 2.8(b) and paragraph (g) of the Notes shall be in accordance with the provisions of Article XI of the Indenture.

Section 2.9.                                 Ranking.  The Notes shall be senior unsecured debt securities of the Issuers, ranking equally with the Issuers’ other unsecured and unsubordinated debt.

Section 2.10.                          Appointments.  The Paying Agent will initially be The Bank of New York Mellon, London Branch.  The Trustee will initially be the Security Registrar.  The Company reserves the right at any time to vary or terminate the appointment of any Paying Agent or Security Registrar, to appoint additional or other Paying Agents or Security Registrars and to approve any change in the office through which any Paying Agent or Security Registrar acts.

Section 2.11.                          Defeasance.  The Company may elect, at its option at any time, pursuant to Section 1301 of the Indenture, to have Section 1302 or Section 1303 in the Indenture, or both, apply to the Notes, or all, or any principal amount thereof.

Section 2.12.                          Guarantees.  The Notes shall have the benefit of Guarantees on the terms set forth in Article XV of the Indenture, from each of the Guarantors.

Section 2.13.                          Other Modifications to Indenture.

(a)                                 For purposes of the Notes, the following definitions shall be added in alphabetical order to Section 101 of the Indenture:

“2029 Notes” means £750 million of 4.375% Senior Notes due 2029 issued by the Issuers under this Indenture as supplemented by the first supplemental indenture dated September 14, 2012.

(b)                                 For purposes of the Notes, the definition of “Existing Notes” in Section 101 of the Indenture shall read as follows:

“Existing Notes” means the 2014 Notes, the 2015 Notes, the 2016 Notes, the 3.500% 2016 Notes, the 2017 Notes, the 2019 Notes, the 2020 Notes, the 2021 Notes, the 5.000% 2021 Notes, the 2022 Notes, the 2029 Notes, the 2040 Notes, the 6.000% 2040 Notes, the 2041 Notes and the 2042 Notes.

ARTICLE 3.

FORM OF NOTES

Section 3.1.                                 Form of Notes.  The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form set forth in Exhibit A hereto.  The form of notation of Guarantee to be attached to each Note shall be as set forth in Exhibit B hereto.

ARTICLE 4.

ORIGINAL ISSUE OF NOTES

Section 4.1.                                 Original Issue of Notes.  The Notes may, upon execution of this Supplemental Indenture, be executed by the Issuers and delivered to the Trustee for authentication, and the Trustee shall, upon Issuer Order, authenticate and deliver such Notes as in such Issuer Order provided.

ARTICLE 5.

MISCELLANEOUS

Section 5.1.                                 Ratification of Indenture.  The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided; provided, however, that the provisions of this Supplemental Indenture shall apply solely with respect to the Notes.

Section 5.2.                                 Trustee Not Responsible for Recitals.  The recitals herein contained are made by the Issuers and the Guarantors and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 5.3.                                 Governing Law.  This Supplemental Indenture and each Note shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 5.4.                                 Waiver of Jury Trial. EACH OF THE ISSUERS, GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 5.5.                                 Separability.  In case any one or more of the provisions contained in the Indenture, this Supplemental Indenture or the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of the Indenture, this Supplemental Indenture or the Notes, but the Indenture, this Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 5.6.                                 Counterparts.  This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the day and year first above written.

DIRECTV HOLDINGS LLC, as Issuer

By:	/s/ Larry D. Hunter
Name: Larry D. Hunter
Title: Executive Vice President and General Counsel

DIRECTV FINANCING CO., INC., as Issuer

By:	/s/ Larry D. Hunter
Name: Larry D. Hunter
Title: Executive Vice President and General Counsel

DIRECTV CUSTOMER SERVICES, INC.,
as Guarantor

By:	/s/ Larry D. Hunter
Name: Larry D. Hunter
Title: Executive Vice President

DIRECTV MERCHANDISING, INC.,
as Guarantor

By:	/s/ Larry D. Hunter
Name: Larry D. Hunter
Title: Executive Vice President

DIRECTV ENTERPRISES, LLC,
as Guarantor

By:	/s/ Larry D. Hunter
Name: Larry D. Hunter
Title: Executive Vice President

DIRECTV, LLC,
as Guarantor

By:	/s/ Larry D. Hunter
Name: Larry D. Hunter
Title: Executive Vice President

LABC PRODUCTIONS, LLC,
as Guarantor

By:	/s/ Larry D. Hunter
Name: Larry D. Hunter
Title: Executive Vice President

DIRECTV HOME SERVICES, LLC,
as Guarantor

By:	/s/ Larry D. Hunter
Name: Larry D. Hunter
Title: Executive Vice President

2

DIRECTV,
as Parent Guarantor

By:	/s/ Larry D. Hunter
Name: Larry D. Hunter
Title: Executive Vice President and General Counsel

3

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Julie Hoffman-Ramos
	Name:	Julie Hoffman-Ramos
	Title:	Vice President

4

EXHIBIT A

[FORM OF NOTE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK, S.A./N.V., AS OPERATOR OF THE EUROCLEAR SYSTEM (“EUROCLEAR”) AND CLEARSTREAM BANKING, SOCIÉTÉ ANONYME, LUXEMBOURG (“CLEARSTREAM, LUXEMBOURG” AND, TOGETHER WITH EUROCLEAR, “EUROCLEAR/CLEARSTREAM”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM (AND ANY PAYMENT IS MADE TO THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR/CLEARSTREAM), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, HAS AN INTEREST HEREIN.

DIRECTV HOLDINGS LLC
DIRECTV FINANCING CO., INC.

4.375% Senior Notes due 2029

CUSIP No.:
ISIN:
Common Code:

No.	£[ ]

DIRECTV HOLDINGS LLC, a limited liability company duly formed under the laws of the State of Delaware (herein called an “Issuer” or the “Company,” which term includes any successor Person under the Indenture hereinafter referred to) and DIRECTV FINANCING CO., INC., a corporation duly incorporated under the laws of Delaware (herein called “DIRECTV Financing” or an “Issuer” and, together with the Company, the “Issuers”), for value received, hereby each jointly and severally promises to pay to The Bank of New York Depository (Nominees) Limited as nominee of The Bank of New York Mellon, London Branch, a common depositary for Euroclear. Bank S.A./N.V. and Clearstream Banking, société anonyme, Luxembourg, or registered assigns, the principal sum of £[              ] on September 14, 2029, and to pay interest thereon from September 14, 2012 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, annually on September 14 of each year (each an “Interest Payment Date”), commencing on September 14, 2013, at the rate of 4.375% per annum, until the principal hereof is paid or made available for payment; provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate 4.375% per annum (to the extent permitted by applicable law), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the Business Day prior to such Interest Payment Date.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a “Special Record Date” for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of New York Stock Exchange (the “NYSE”) on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuers have caused this Note to be duly executed.

Dated: September 14, 2012
DIRECTV HOLDINGS LLC, as Issuer

By:
		Name:	Fazal F. Merchant
		Title:	Senior Vice President and Treasurer

DIRECTV FINANCING CO., INC., as Issuer

By:
		Name:	Fazal F. Merchant
		Title:	Senior Vice President and Treasurer

This Note is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: September 14, 2012
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

[REVERSE OF NOTE]

(a)                                 Indenture.

This Note is one of a duly authorized issue of securities of the Issuers (herein called the “Notes”), issued and to be issued in one or more series under an Indenture, dated as of September 14, 2012 (as amended, supplemented or modified from time to time, the “Base Indenture”), and a supplemental indenture relating to such series dated as of September 14, 2012 (as amended or modified from time to time, the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), between the Issuers, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Notes are, and are to be, authenticated and delivered.  This Note is one of the series designated on the face hereof, such series initially limited in aggregate principal amount to £750 million; provided that the Company may at any time and from time to time, without the consent of any Holder, issue additional Notes of this series.

The Notes of this series are redeemable at the option of the Company as provided in Section 2.8(b) of the Supplemental Indenture and paragraph (g) of this Note.

The Notes of this series are not entitled to the benefit of any sinking fund.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Notes of this series or certain restrictive covenants and Events of Default with respect to such Notes, in each case upon compliance with certain conditions set forth in the Indenture.

(b)                                 Interest.

The Company promises to pay interest from September 14, 2012, on the principal amount of this Note annually in cash in arrears on September 14 of each year, beginning September 14, 2013, in like coin or currency, at the rate per annum specified in the title hereof.

Interest on the Notes shall be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the date from which interest begins to accrue for the period (or September 14, 2012 if no interest has been paid on the Notes), to but excluding the next scheduled Interest Payment Date. If interest or principal on this Note is payable on a date that is not a Business Day, then interest will be paid on the first Business Day following the scheduled Interest Payment Date. Interest periods are unadjusted.  The day count convention is ACTUAL/ACTUAL (ICMA).

“Business Day” means any day other than Saturday or Sunday or a day on which banking institutions in the City of New York or the City of London are authorized or required by law or executive order to close.

(c)                                  Issuance in Sterling.

Principal and interest payments in respect of the Notes will be payable in Sterling.  If the United Kingdom adopts euro, in lieu of Sterling, as its lawful currency, the Notes will be redenominated in euro on a date determined by the Company, with a principal amount for each Note equal to the principal amount of that Note in Sterling, converted into euro at the rate established by the applicable law; provided that, if the Company determines that the then current market practice in respect of the redenomination into euro of internationally offered securities is different from the provisions specified above, such provisions will be deemed to be amended so as to comply with such market practice and the Company will promptly notify the Trustee and the Paying Agent of such deemed amendment.  The Company will give 30 days’ notice of the redenomination date to the Paying Agent, the Trustee, and Euroclear/Clearstream.

If Sterling or, in the event the Notes are redenominated in euro, euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control (other than due to the circumstances described in the preceding paragraph), then all payments in respect of the Note will be made in U.S. dollars until Sterling or euro, as the case may be, is again available to the Company.  The amount payable on any date in Sterling or, in the event the Notes are redenominated in euro, euro will be converted to U.S. dollars on the basis of the then most recently available market exchange rate for Sterling or euro, as the case may be.  Any payment in respect of the Note so made in U.S. dollars will not constitute an event of default under the Indenture.

(d)                                 Method of Payment.

The interest so payable, and punctually paid or duly provided for, on any September 14 will, except as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Business Day immediately preceding the Interest Payment Date (herein called the “Regular Record Date”) and may, at the option of the Company, be paid by check mailed to the registered address of such Person. Any such interest which is payable, but is not so punctually paid or duly provided for, shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may be paid either to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of the NYSE on which the Notes will be listed and upon such notice as may be required by the NYSE, if such manner of payment shall be deemed practicable by the Trustee, all as more fully provided in the Indenture.

(e)                                  Paying Agent.

Initially, The Bank of New York Mellon, London Branch will act as Paying Agent. The Company reserves the right at any time to vary or terminate the appointment of any Paying Agent, to appoint additional or other Paying Agents and to approve any change in the office through which any Paying Agent acts.

(f)                                   Optional Redemption.

The Company will have the right at its option to redeem any of the Notes in whole or in part, at any time or from time to time prior to their maturity, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each Holder of Notes, at a Redemption Price calculated by the Company equal to the greater of (i) 100% of the aggregate principal amount of the Notes to be redeemed, and (ii) an amount equal to the sum of the present values of the remaining scheduled payments of principal of and interest on such Notes to be redeemed (excluding accrued and unpaid interest to the Redemption Date and subject to the right of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date) discounted from their scheduled date of payment to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Comparable Government Bond Rate plus 35 basis points, plus, in each of clauses (i) and (ii), accrued and unpaid interest, if any, to such Redemption Date.

“Comparable Government Bond Rate” means the price, expressed as a percentage (rounded to three decimal places, 0.0005 being rounded upwards), at which the gross redemption yield on the Notes, if they were to be purchased at such price on the third Business Day prior to the date fixed for redemption, would be equal to the gross redemption yield on such Business Day of the Comparable Government Bond (as defined below) on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such Business Day as determined by an independent investment bank selected by the Company.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Company, a United Kingdom government bond whose maturity is closest to the maturity of the Notes, or if such independent investment bank in its discretion considers that such similar bond is not in issue, such other United Kingdom government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, United Kingdom government bonds selected by such independent investment bank, determine to be appropriate for determining the Comparable Government Bond Rate.

To the extent not specified above, any redemption of any Notes pursuant to this paragraph (f) of the Notes shall be in accordance with the provisions of Article XI of the Indenture.

(g)                                  Redemption for Tax Reasons.

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority in the United States), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after September 14, 2012 the Company becomes or, based upon a written opinion of independent counsel selected by the Company, will become obligated to pay additional amounts as described below with respect to the Notes, then the Company may at any time at its option redeem, in whole, but not in part, the Notes on not less than 30 nor more than 60 days prior notice, at a Redemption Price equal to 100% of their principal amount, together with accrued and unpaid interest on those Notes to, but not including, the date fixed for redemption.

To the extent not specified above, any redemption of any Notes pursuant to this paragraph (g) of the Notes shall be in accordance with the provisions of Article XI of the Indenture.

(h)                                 Payment of Additional Amounts.

The Company will, subject to the exceptions and limitations set forth below, pay as additional interest on the Notes such additional amounts as are necessary in order that the net payment by the Company or the Paying Agent of the principal of and interest on the Notes to a Holder who is not a United States person (as defined below), after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States will not be less than the amount provided in the Notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

(1)                                 to any tax, assessment or other governmental charge that would not have been imposed but for the Holder, or a fiduciary, settlor, beneficiary, member or shareholder of the Holder if the Holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

(a)                                 being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

(b)                                 having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the Notes, the receipt of any payment or the enforcement of any rights hereunder), including being or having been a citizen or resident of the United States;

(c)                                  being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid United States federal income tax;

(d)                                 being or having been a “10-percent shareholder” of the Company as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”) or any successor provision; or

(e)                                  being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

(2)                                 to any Holder that is not the sole beneficial owner of the Notes, or a portion of the Notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(3)                                 to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the Holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of the Notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(4)                                 to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by the Company or the Paying Agent from the payment;

(5)                                 to any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(6)                                 to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

(7)                                 to any withholding or deduction that is imposed on a payment to an individual and that is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings;

(8)                                 to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any Note, if such payment can be made without such withholding by at least one other paying agent;

(9)                                 to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the Holder of any Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(10)                          to any withholding or deduction that is imposed on a payment pursuant to Sections 1471 through 1474 of the Code and related Treasury regulations and pronouncements (the Foreign Account Tax Compliance Act); or

(11)                          in the case of any combination of items (1), (2), (3), (4), (5), (6), (7), (8), (9) and (10).

The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the Notes. Except as specifically provided under this paragraph “Payments of Additional Amounts,” the Company will not be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

As used under this paragraph “Payments of Additional Amounts” and under paragraph (g) “Redemption for Tax Reasons”, the term “United States” means the United States of America (including the states and the District of Columbia and any political subdivision thereof), and the term “United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

(i)                                     Defaults and Remedies.

If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of such Notes may be declared, or shall immediately become, due and payable in the manner and with the effect provided in the Indenture.

As provided in and subject to the provisions of the Indenture, the Holders of the Notes of this series shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than 25% in aggregate principal amount of the Notes of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of such Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity.  The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

(j)                                    Supplemental Indentures.

The Indenture permits, with certain exceptions as therein provided, the Issuers, the Guarantors and the Trustee to enter into supplemental indentures to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Securities of each series under the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series to be affected thereby.

(k)                                 Consent and Waiver.

The Indenture contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holders of Notes of this series shall be conclusive and binding upon such Holders and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

(l)                                     Obligations of the Company and the Guarantors.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligations of the Issuers, which are absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

(m)                             Denominations; Transfer; Exchange.

The Notes are issuable in registered form without coupons, in a minimum denomination of £100,000 and integral multiples of £1,000 in excess thereof.  A Holder shall register the transfer of or exchange Notes in accordance with the Indenture.  As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

This Note is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 305 thereof on transfers and exchanges of Global Securities.

(n)                                 Persons Deemed Owners.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

(o)                                 Defined Terms.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

(p)                                 Governing Law.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(q)                                 Authentication.

Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Note shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

EXHIBIT B

FORM OF NOTATION OF GUARANTEE

Each of the undersigned and its successors under the Indenture, jointly and severally with any other Guarantors, hereby irrevocably and unconditionally (i) guarantee the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of DIRECTV Holdings LLC and DIRECTV Financing Co., Inc. (together the “Issuers”) to the Holders or the Trustee all in accordance with the terms set forth in Article XV of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, guarantee that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  Capitalized terms used herein have the meanings assigned to them in the Indenture and the Supplemental Indenture unless otherwise indicated.

No director, owner, officer, employee, incorporator or stockholder of any Guarantor or any of its Affiliates, as such, shall have any liability for any obligations of such Guarantor or any of its Affiliates under this guarantee by reason of his or its status as such.  This Guarantee shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

THE TERMS OF ARTICLE XV OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

[NAME OF GUARANTOR]

By:
Name:
Title:

B-1